Exhibit 10.1

ACCOUNT TRANSFER AND PURCHASE AGREEMENT

This Account Transfer and Purchase Agreement (this “Agreement”) is dated this 13th day of July, 2006, and is between Marquette Commercial Finance, Inc., a Minnesota corporation authorized to do business in Texas (“MCF”), and ADSOUTH MARKETING, LLC, a Delaware Limited Liability Company (“Seller”).  This Agreement shall become effective as of the day it is accepted in the State of Texas by MCF as indicated at the end hereof by the date and signature on behalf of MCF.

WHEREAS, MCF is in the business of purchasing accounts receivable (“accounts”); and

WHEREAS, Seller desires, from time to time during the term of this Agreement, to sell accounts to MCF; and

WHEREAS, the parties hereto desire to enter into this Agreement to govern the purchase and sale of accounts;

NOW THEREFORE, in consideration of the premises, the mutual agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.

Offer of Accounts.  At its election from time to time during the term of this Agreement, Seller agrees to offer for sale to MCF certain of its accounts arising out of sales of goods, or services rendered, by Seller, and to sell to MCF on the terms set forth in this Agreement such of the offered accounts as MCF may accept for purchase in the State of Texas.  MCF shall have the absolute right in its sole discretion to reject any or all offered accounts, whether or not MCF has previously purchased accounts of any particular account debtor hereunder.  The parties agree that, without the prior consent of MCF, the maximum Gross Amount (as defined below) of accounts that MCF may purchase hereunder at any time, together with the Gross Amount of accounts previously purchased by MCF from Seller hereunder which then remain outstanding, will not exceed Two Million and No/100 Dollars ($2,000,000) (the “Facility Amount”).  MCF's consent to purchase accounts in excess of such amount may be evidenced by MCF’s acceptance for purchase of such offered accounts.

2.

Purchase and Sale of Accounts.  Each account purchased by MCF hereunder shall be purchased by MCF without recourse against Seller.  All losses incurred by MCF from the financial inability of the applicable account debtor to pay such account over and above any and all Residual Payments (as hereinafter defined) and Reserve (as hereinafter defined) amounts offset shall be borne solely by MCF; provided, however, that nothing in this Agreement shall be construed to relieve Seller from liability for any breach by Seller of any representation, warranty or agreement of Seller contained herein.  Notwithstanding any provision in this Agreement to the contrary, it is contemplated by and the intention of the parties hereto that accounts of Seller may be considered and purchased as one account (herein a “batch”) and the terms “account” and “accounts” as used herein may also refer to and mean a “batch” or “batches,” as the case may be.

In connection with each offer of accounts to MCF, Seller agrees to deliver to MCF a written assignment of such accounts, together with a copy of all invoices relating to such accounts, and evidence of delivery of the related goods or performance of the related services (and, if requested, the original purchase orders from the applicable customers), all in a form satisfactory to MCF.  In order for an account to be eligible for purchase by MCF, the related invoice must set forth, as the sole address for payment, the following post office box: P.O. Box 933040, Atlanta, Georgia 31193-3040 (“Authorized Remittance Address”) (or, upon notice from MCF, another post office box of MCF) and, in the case of payments to be effected by wire transfer or other electronic means, the related invoice must set forth, as the sole bank account for such payment, a bank account of MCF (or a third party designated by MCF) designated by MCF from time to time (except in each case as otherwise agreed in writing by MCF).  MCF’s acceptance for purchase of offered accounts shall be evidenced by MCF’s tendering of the Initial Payment (as hereinafter defined) to Seller or otherwise delivering to Seller a schedule of accounts accepted for purchase by MCF.  Seller’s transference of offered accounts shall not be effective as to any accounts not accepted for purchase by MCF.

Seller hereby sells, transfers, assigns and otherwise conveys to MCF (as a sale by Seller and a purchase by MCF, and not as security for any indebtedness or other obligation of Seller to MCF) all right, title and interest of Seller in and to all accounts accepted by MCF for purchase hereunder, together with all related rights (but not obligations) of Seller with respect thereto, including all contract rights, guarantees, letters of credit, liens in favor of Seller, insurance and other agreements and arrangements of whatever character from time to time supporting or securing payment of such accounts and all right, title and interest of Seller in any related goods, including Seller’s rights and remedies under Article 2, Part 7 of the applicable Uniform Commercial Code (“UCC”).  The foregoing sale, transfer, assignment and conveyance does not constitute and is not intended to result in an assumption by MCF of any obligation of Seller or any other person in connection with the accounts or related rights or under any agreement or instrument relating thereto.  Seller agrees to execute and deliver such bills of sale, assignments, letters of credit, notices of assignment, financing statements (including continuation statements) under the applicable UCC and other documents, and make such entries and markings in its books and records, and to take all such other actions (including the negotiation, assignment or transfer of negotiable documents, letters of credit or other instruments) as MCF may request to further evidence or protect the sales and assignments of accounts and related rights to MCF hereunder, as well as MCF’s interest in any returned goods referred to in Section 7 hereof.

3.

Terms of Accounts.  Except as otherwise may be agreed to in writing by MCF from time to time, the terms of sale offered by Seller to its account debtors with respect to all accounts offered to MCF for purchase hereunder shall be NET 30 DAYS.  After an account has been purchased by MCF, Seller shall not have the right to vary the terms of sale set forth in the invoice relating to such account, or any other aspect of the account, except in Seller's capacity as agent for MCF for purposes of collection of accounts purchased by MCF as set forth in Section 8 hereof, and then only with the prior written consent of MCF.

4.

Purchase Price.  The purchase price for each account purchased hereunder shall consist of and be paid by the Initial Payment and the Residual Payment.  The Initial Payment shall be payable by MCF to Seller on the business day that MCF accepts for purchase the related account, and the Residual Payment shall be payable by MCF to Seller within five business days after MCF receives and deposits the proceeds of collection for the subject account in an amount equal to the Net Amount (as hereinafter defined) of such account (subject to MCF’s right to withhold payment of Residual Payments hereunder, and subject to MCF’s right to withhold, offset and charge, each as described below).

“Initial Payment” means eighty percent (80%) of the Gross Amount of an account.  “Gross Amount” of an account means the gross face amount payable pursuant to the related invoice.  “Net Amount” of an account means the Gross Amount of such account, less all permitted discounts, deductions and allowances.  “Residual Payment” with respect to an account means the aggregate amount collected with respect to such account, less the sum of (i) the Initial Payment with respect to such account, (ii) the MCF Discounts (as hereinafter defined), (iii) any and all attorneys’ fees and other costs of collection.

5.

Fixed and Variable Discounts.  “Fixed Discount” means a discount of three-quarters of one percent (0.75%) of the Gross Amount of such account.  Notwithstanding the foregoing, the minimum Fixed Discount on each account purchased hereunder shall be $15.00. “Variable Discount” means a discount computed on the Initial Payment and accruing on the basis of actual days elapsed from the date of Initial Payment and until and including three business days after MCF received and deposits the proceeds of collection of such account at a per annum rate equal to (based on a year consisting of 360 days) equal to the Prime Rate (as hereinafter defined) in effect on the date of purchase of such account plus two percent (2.0%) per annum; provided, however, in no event shall the Variable Discount with respect to any account purchased hereunder be less than seven percent (7.0%) per annum.  The term “Prime Rate” means the rate of interest quoted in the "Money Rates" section of The Wall Street Journal from time to time and designated as the "Prime Rate."  If such prime rate, as so quoted is split between two or more different interest rates, then the Prime Rate shall be the highest of such interest rates.  If such prime rate shall cease to be published or is published infrequently or sporadically, then the Prime Rate shall be the rate of interest per annum established from time to time by Meridian Bank, N.A. (the “Bank”) and designated as its base or prime rate, which may not necessarily be the lowest interest rate charged by the Bank and is set by the Bank in its sole discretion.  Upon the occurrence of any change in the Prime Rate, MCF shall have up to five business days to effect a change in the Prime Rate for purposes of determining the Variable Discount. The Fixed Discount and the Variable Discount shall be collectively referred to herein as the “MCF Discounts”. Seller hereby authorizes MCF, in MCF’s sole discretion, to collect any amounts that are attributable to the MCF Discounts by (i) deducting from the Residual Payments, (ii) debiting the Debit Account (as hereinafter defined), or (iii) using any combination of the foregoing.  As used herein, “Debit Account” shall mean any account that Seller has supplied to MCF over which MCF has express written authority to debit pursuant to the Debit and Funding Instruction Form.

Seller hereby agrees to pay MCF a servicing fee on the first day of each calendar month equal to (i) $1,000 minus (ii) the total Fixed Discount purchased during the previous month (the “Servicing Fee”). Seller hereby authorizes MCF, in MCF’s sole discretion, to collect any amounts that are attributable to the Servicing Fee by (i) by reducing the Initial Payment, (ii) deducting from the Residual Payments, (iii) debiting the Debit Account, or (iv) using any combination of the foregoing.  Such fee shall be paid to MCF so long as this Agreement is in effect.  Seller and MCF acknowledge and agree that the Servicing Fee is intended as reasonable compensation to MCF for making this facility available under the terms of this Agreement and for no other purpose.

6.

Reserve.  In the event that MCF believes Seller has breached any material representation, warranty, covenant or agreement contained herein (including, without limitation, in the event an account purchased by MCF becomes a Disputed Account as hereinafter defined), any account is not paid in full within 90 days from the date of purchase of such account, or MCF deems itself insecure hereunder, MCF may at its election, withhold and accumulate the payment of the Residual Payments (“Reserve”) with respect to any or all accounts purchased hereunder to the extent necessary to maintain a Reserve in an amount up to the sum of (a) the total Initial Payments made by MCF with respect to accounts purchased by MCF hereunder which remain uncollected, plus (b) the total of the MCF Discounts with respect to such accounts and (c) such other amounts which may become due by Seller to MCF hereunder or under any other agreement.  Seller hereby authorizes MCF to offset and charge any and all amounts for which Seller or the Reserve may be obligated to pay to MCF pursuant to the terms of this Agreement against the Reserve, and at MCF’s election, against any funds of Seller in the possession or control of MCF, from whatever source.  However, if, on any business day that MCF regularly makes a payment to Seller for accounts purchased, none of the foregoing conditions exists and no other breach of this Agreement by Seller exists, then MCF shall distribute to Seller the Residual Payments then due and all funds it then has on hand that it has collected from accounts that MCF has not then purchased.

7.

Certain Security.  For the purpose of securing MCF (a) in the payment of any and all sums of money that may become due and owing MCF from Seller by reason of this Agreement, (b) in the performance by Seller of Seller's obligations hereunder, and under any other agreement, contract, document, note or other instrument in favor of MCF or its assignees and (c) in the performance of all the obligations of all Affiliates (as hereinafter defined) under each Affiliate’s agreements, contracts, documents, notes or other instruments in favor of MCF or its assigns, Seller hereby grants to MCF a security interest in (i) all of Seller's present and future inventory, accounts, account and contract rights, contracts, drafts, acceptances, documents, instruments, chattel paper, deposit accounts, general intangibles and all products and proceeds therefrom, including all returned or repossessed goods, as well as all books and records pertaining to all of the foregoing, (ii) all amounts due as Residual Payments or withheld by MCF as the Reserve pursuant to Section 6 hereof and (iii) all money and other funds of Seller now or hereafter in the possession, custody or control of MCF, from whatever source (the “Collateral”).  The term “Affiliate” shall mean with respect to any person or entity in question, any other person or entity owned or controlled by, or which owns or controls or is under common control or is otherwise affiliated with such person or entity in question.  Seller agrees to execute and deliver such financing statements under the applicable UCC and other documents, and make such entries and markings in its books and records and to take all such other actions, as MCF may request to further evidence, perfect, preserve or protect the security interest granted to MCF hereunder.  MCF shall have all rights and remedies in respect of the lien and security interest herein granted as are provided in this Agreement, the UCC and other applicable law, including the right at any time, before or after any default by Seller of any of its obligations hereunder, to notify account debtors and obligors on instruments to make payment to MCF (or its designee) and to take control of proceeds to which MCF is entitled, and to apply proceeds to (in addition to other obligations of Seller to MCF) the reasonable attorneys' fees and legal expenses incurred by MCF in connection with the disposition of collateral or the other exercise of rights and remedies by MCF.

Seller hereby authorizes MCF to file in any jurisdiction MCF may deem appropriate, without the signature of

Seller, one or more financing statements, and all amendments and continuations with respect thereto, relating to the Collateral and hereby ratifies, confirms and consents to any such filings made by MCF prior to the date hereof.  Seller further agrees that a carbon, photographic or other reproduction of this Agreement or any financing statement describing any Collateral is sufficient as a financing statement and may be filed in any jurisdiction MCF may deem appropriate.

Seller herein acknowledges and warrants to MCF that it has received and will receive, direct and indirect benefits by and from granting this security interest to MCF to secure the obligations of any Affiliate to MCF.

In the event a security interest has heretofore been granted and given to MCF by Seller in a prior agreement(s) or document(s) to secure certain obligations, then, in such event, and notwithstanding anything in this Agreement to the contrary, including Section 23 hereof, the lien and security interest herein granted and given to MCF is in renewal and extension, and not in extinguishment of, all such prior liens and security interests and are valid and subsisting liens and security interests to secure all prior, existing and new obligations of Seller to MCF hereunder and under any such prior agreements, which obligations are likewise herein renewed and extended, in any manner, including any action required in connection with or by virtue of the United States Bankruptcy Code (the “Bankruptcy Code”).

8.

Servicing.  MCF hereby appoints Seller as servicing agent for MCF (“Servicer”) for the purpose of expediting the payment of accounts purchased by MCF hereunder which become past due.  Servicer agrees to maintain an active, on-going and regular dialogue with each Account Debtor.  Servicer further agrees to utilize all powers, influences and rights and take every action within its control in accordance with its customary practices and applicable law to expedite the collection of the accounts purchased by MCF which become past due and direct such payments in specie exclusively to the Authorized Remittance Address.  Seller will furnish to MCF, upon request, any and all papers, documents and records in its possession or control related to accounts purchased by MCF hereunder, or related to Seller’s business relationship with the respective account debtors, and agrees to cooperate fully with MCF in all matters related to collection of accounts purchased by MCF hereunder.  MCF reserves the right to terminate such servicing relationship at any time with or without cause and without notice to Servicer.

Seller authorizes MCF to forward directly to account debtors statements or invoices on accounts purchased by MCF hereunder, and to request payment at such address or to such bank account as may be designated by MCF.  Seller agrees that, if any payment is made to Seller on any account purchased by MCF from Seller hereunder, Seller (i) will hold such payment in trust for MCF, (ii) will not commingle such payment with any funds of Seller, and (iii) will deliver such payment to MCF, in the exact form received, by the close of business on the next business day following receipt thereof by Seller.  With respect to all accounts purchased by MCF from Seller hereunder, Seller shall direct all account debtors for such accounts to remit all payments pertaining to such accounts directly to the Authorized Remittance Address.  If any payment on such accounts is received by Seller (rather than sent to the Authorized Remittance Address), Seller shall give prompt notice thereof to MCF.  Without limiting the other rights and remedies of MCF under this Agreement or otherwise, Seller’s failure to strictly comply with this Section 8 shall constitute an immediate breach of and default under this Agreement, entitling MCF (in MCF’s discretion) to immediately terminate this Agreement.  If any goods relating to an account purchased by MCF hereunder shall be returned to or repossessed by Seller, Seller shall give prompt notice thereof to MCF and shall hold such goods in trust for MCF, separate and apart from Seller's own property, and such goods shall be owned solely by MCF and be subject to MCF's direction and control.  Seller shall properly store and protect such goods and agrees to cooperate fully with MCF in any subsequent disposition thereof for the benefit of MCF.

Seller authorizes MCF to collect, sue for and give releases for in the name of Seller or MCF in MCF’s sole discretion, all amounts due on accounts sold to MCF hereunder.  Seller specifically authorizes MCF to endorse, in the name of Seller, all checks, drafts, trade acceptances or other forms of payment tendered by account debtors in payment of accounts sold to MCF hereunder and made payable to Seller.  MCF shall have no liability to Seller for any mistake in the application of any payment received with respect to any account, IT BEING THE SPECIFIC INTENT OF THE PARTIES HERETO THAT MCF SHALL HAVE NO LIABILITY HEREUNDER FOR ITS OWN NEGLIGENCE except for its own gross negligence or willful misconduct.  Seller hereby waives notice of nonpayment of any account sold to MCF hereunder as well as any and all other notices with respect to such accounts, demands or presentations for payment, and agrees that MCF may extend or renew from time to time the payment of, or vary or reduce the amount payable under or compromise any of the terms of, any account purchased by MCF, in each case without notice to or the consent of Seller.  Seller further authorizes MCF (or its designee) to open and remove the contents of any post office box of Seller or MCF (or its designee) which MCF believes contains mail relating to accounts, and in connection therewith or otherwise, to receive, open and dispose of mail addressed to Seller which MCF believes may relate to accounts, and in order to further assure receipt by MCF (or its designee) of mail relating to such accounts, to notify other parties including customers and postal authorities to change the address for delivery of such mail addressed to Seller to such address as MCF may designate.  MCF agrees to use reasonable measures to preserve the contents of any such mail which does not relate to accounts purchased hereunder and to deliver same to Seller (or, at the election of MCF, to notify Seller of the address where Seller may take possession of such contents; provided, if Seller does not take possession of such contents within 30 days after notice from MCF to take possession thereof, MCF may dispose of such contents without any liability to Seller).  Seller hereby irrevocably appoints MCF (and any employee, agent or other person designated by MCF, any of whom may act without joinder of the others) as Seller's attorneys-in-fact and agents, in Seller’s name, place and stead, to take all actions, execute and deliver all notices, negotiate such instruments and other documents, as may be necessary or advisable to permit MCF (or its designee) to take any and all of the actions described in this paragraph or to carry out the purpose and intent thereof, as fully and for all intents and purposes as Seller could itself do, and hereby ratifies and confirms all that said attorneys-in-fact and agents may do or cause to be done by virtue hereof.  This power of attorney is irrevocable and deemed coupled with an interest.

9.

Representations and Warranties of Seller.  Seller hereby represents and warrants to MCF with respect to each account offered by Seller to MCF hereunder that (i) Seller is the sole owner of such account, which account is free and clear of any liens, claims, equities or encumbrances whatsoever, and upon each purchase by MCF of such account, MCF will own such account free and clear of any liens, claims, equities or encumbrances whatsoever and the consideration received by Seller from MCF for such account is fair and adequate, (ii) Seller is the sole obligee under such account, and has full power and is duly authorized to sell, assign and transfer such account to MCF hereunder, and the date of sale of such account is not more than 30 days after the date of the original invoice relating to such account, (iii) Seller has no knowledge of any fact which would lead it to expect that, at the date of sale of such account to MCF , such account will not be paid in the full stated amount when due, (iv) such account arises out of a bona fide sale of conforming goods or the bona fide rendition of services by Seller, and all underlying goods have been delivered to the account debtor, or all underlying services have been rendered by Seller, in complete fulfillment of all of the terms and conditions of a fully executed, delivered and unexpired contract with the account debtor, and the account debtor has accepted the goods or services to which the account relates, (v) such account is denominated and payable only in United States dollars and constitutes the legal, valid and binding payment obligation of the account debtor, enforceable in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally), (vi) such account is current and not past due as of the date of purchase by MCF, has not been paid by or on behalf of the account debtor in whole or in part, and is not and will not be subject to any dispute, rescission, set-off, recoupment, defense or claim by the account debtor, whether relating to price, quality, quantity, workmanship, delay in delivery, set off, counterclaim or otherwise, and the account debtor has not and will not claim any defense of any kind or character (other than bankruptcy or insolvency arising after the date of sale of such account to MCF hereunder) against payment of such account, and (vii) as of the date of purchase by MCF of such account, the account debtor with respect to such account is located (within the meaning of Section 9-307 of the applicable UCC) and has its principal executive offices within the United States.  Seller further represents and warrants to MCF that (a) the execution, delivery and performance of this Agreement by Seller have been duly authorized and this Agreement constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally), (b) Seller is not a debtor in any bankruptcy proceedings, insolvent, undergoing composition or adjustment of debts or unable to make payment of its obligations when due and no petition in bankruptcy has been filed by or against Seller or any Affiliate, nor has Seller or any Affiliate filed any petition seeking an adjustment of its debts or for any other relief under the Bankruptcy Code, and no application for appointment of a receiver or trustee for all or a substantial part of the property of Seller or any Affiliate is pending, nor has Seller or any Affiliate made any assignment for the benefit of creditors, (c) Seller is not in default of any debt or obligation to MCF, any other lender or other creditor, (d) Seller’s principal place of business, chief executive office, the location where all records concerning its books of account and contract rights are kept, and (except any additional locations listed on Schedule A attached hereto) the sole location of any property subject to the security interest granted herein is its “Address for Notices” set forth on the signature page hereon, and (e) Seller is organized under the laws of the State of Delaware and its charter number or similar organization number in such state is 4187248.  Seller agrees not to change the location of its principal place of business or chief executive office, the location where its records concerning its books of account or contract rights are kept, or the location of any property subject to the security interest granted herein, without giving at least 15 days advance written notice thereof to MCF pursuant to Section 19 herein.  Seller does business under no trade or assumed names except as may be listed on Schedule A attached hereto.

Each representation and warranty of Seller contained in this Agreement shall be deemed to be made at and as of the date hereof and at and as of the date of each sale of accounts to MCF hereunder.

Seller agrees to indemnify and hold all Indemnified Persons (as hereinafter defined) harmless against any breach by Seller of any representation, warranty or agreement of Seller contained in this Agreement, and against any claims or damages arising out of the manufacture, sale, possession or use of, or otherwise relating to, goods, or the performance of services, associated with or relating to accounts or related rights purchased (or with respect to which a security interest is granted) hereunder.  The term “Indemnified Persons” shall mean MCF and its officers, directors, shareholders, employees, attorneys, representatives, agents, Affiliates, successors and assigns.

Seller agrees to notify MCF immediately of any breach by Seller of any representation, warranty or agreement of Seller contained herein or should any representation, warranty or agreement made herein become untrue or false at any time.  Seller further agrees to notify MCF immediately of the assertion by any account debtor of any dispute or other claim (including any defense or offset asserted by any account debtor) with respect to any account sold to MCF hereunder, or with respect to any related goods or services (“Disputed Accounts”).  Upon MCF’s request, Seller agrees to settle, at its own expense and for the benefit of MCF, all such Disputed Accounts; provided, that any such settlement shall be made only with the prior written consent of MCF.  Unless MCF is advised in writing by Seller to the contrary, any account that has not been approved by the account debtor within sixty (60) days from the date of the invoice upon which the account is based shall be deemed to be a Disputed Account.  As to any Disputed Account, MCF shall have the right, in its sole discretion, (i) to settle at the expense of Seller (including all attorneys’ fees and expenses of MCF) and for the benefit of MCF any such dispute or claim upon such terms as MCF may in its sole discretion deem advisable or (ii) to assign the related account to Seller, without recourse to MCF, and charge any unpaid balance with respect thereto (up to the amount of the Initial Payment with respect thereto and MCF’s Discounts through the date of such charge with respect thereto) against the Reserve or deduct such unpaid balance from any Initial Payments or against any money or other funds of Seller in the possession, custody or control of MCF, from whatever source.  Seller agrees that, in lieu of MCF charging any such unpaid balance against the Reserve, Initial Payments or against such other funds, MCF may require Seller to pay (and Seller hereby agrees to pay) to MCF on demand any such unpaid balance.  An account with respect to which the account debtor has asserted an Insolvency Claim is not a Disputed Account.  As used herein, “Insolvency Claim” means any defense or other claim by an account debtor with respect to an account sold to MCF hereunder arising solely out of the bankruptcy or insolvency of the account debtor or the financial inability of the account debtor to pay, if Seller has not breached its representation contained in clause (vi) of the first paragraph of this Section.  Notwithstanding anything herein to the contrary, MCF shall have the right to charge all accounts not paid because of an Insolvency Claim against the Reserve and such charge shall have priority over and be paid before any Disputed Account charge.

Seller agrees to maintain the following financial covenants while this Agreement remains in effect:

(a)

Dilution.  Seller covenants and agrees that at the end of each fiscal month during the effectiveness of this Agreement, the Seller’s Dilution shall not exceed five percent (5.0%).

The following terms shall have the following meanings for purposes of this Section 9:

“Dilution” means for any period of time the percentage obtained by dividing (a) the aggregate amount of credit memos, discounts and other downward adjustments to the original invoiced price of inventory sold or services rendered by Seller during such period, by (b) gross sales for such period, all as determined by MCF.

Seller waives all rights to surcharge any of MCF’s collateral pursuant to Section 506(c) of the Bankruptcy Code.

10.

Financial Statements.  Seller represents and warrants that all financial and other information provided by Seller to MCF in connection with or in Seller's application to MCF or to induce MCF to enter into this Agreement is true, complete and correct in all material respects.  Seller agrees to furnish to MCF (i) within 60 days after the last day of each fiscal year of Seller, a consolidated statement of income and a consolidated statement of cash flows of Seller for such fiscal year, and a consolidated balance sheet of Seller as of the last day of such fiscal year, in each case company prepared, and (ii) within 30 days after the last day of each fiscal month of Seller, an unaudited consolidated statement of income and statement of cash flows of Seller for such fiscal month, and an unaudited consolidated balance sheet of Seller as of the last day of such fiscal month.  Seller represents and warrants that each such statement of income and statement of cash flows will fairly present, in all material respects, the results of operations and cash flows of Seller for the period set forth therein, and that each such balance sheet will fairly present, in all material respects, the financial condition of Seller as of the date set forth therein, all in accordance with generally accepted accounting principles applied on a consistent basis, except as otherwise noted in the accompanying auditors’ report (or, with respect to unaudited financial statements, in the notes thereto).  Seller also agrees to furnish to MCF, upon request, such additional financial and business information concerning Seller and its business as MCF may reasonably request, including copies of its Form 941 returns filed with the Internal Revenue Service and evidence of payment of related taxes.  MCF and its agents, representatives and accountants shall have the right, at all times during normal business hours and without prior notice to Seller, to conduct an audit or other examination of the financial and business records of Seller and to examine and make copies of all books and records of Seller for the purpose of assuring or verifying compliance by Seller with the terms of this Agreement, and Seller agrees to cooperate fully with MCF and its agents, representatives and accountants in connection therewith.  Seller agrees to properly reflect the effect of this Agreement, and all sales related thereto, in all financial reports and disclosures, written or otherwise, provided to Seller's creditors and other interested parties.  Seller specifically agrees that all accounts purchased by MCF will be excluded from Seller’s reported accounts receivable balances.  Seller also specifically agrees to immediately notify MCF of any material adverse change in Seller’s financial condition or business.

11.

Taxes.  All taxes and governmental charges of any kind imposed with respect to the sale of goods or the rendering of services relating to accounts purchased by MCF hereunder shall be for the account of, and paid by, Seller.

12.

Fees.  Seller hereby agrees to pay to MCF a termination fee equal to two percent (2.0%) of the Facility Amount (the “Termination Fee”) and the payment shall be an obligation of Seller secured under Section 7 hereof.  This Termination Fee is payable upon termination of this Agreement by Seller for any reason or upon termination by MCF at its election for the reasons set forth in the second sentence of Section 13 below.  However, if this Agreement is so terminated after the expiration of one (1) year from the date of MCF’s execution hereof, but before the expiration of two (2) years from such date, one-half of the Termination Fee shall be waived.  If the Agreement is terminated more than two (2) years after the date of MCF’s execution hereof, all of the Termination Fee shall be waived.

13.

Termination.  This Agreement may be terminated by either party hereto by delivery of written notice of termination of this Agreement to the other party specifying the date of termination, which date shall be at least 30 days after the date such notice is given.  MCF may, at its election, terminate this Agreement immediately and without the requirement of notice to Seller if (i) Seller shall fail to perform any of its obligations hereunder or shall breach any of its representations and warranties hereunder, (ii) Seller or any of its Affiliates shall become insolvent or suspend all or a substantial part of its or their business, (iii) a petition under the Bankruptcy Code or any other insolvency or debtor statute shall be filed by or against Seller or any Affiliate or any receivership proceedings with respect thereto shall commence, (iv) any guarantee of any of Seller's obligations hereunder shall be terminated or become impaired, (v) an event of default occurs under any other agreement now or hereafter executed between Seller and MCF, or (vi) MCF otherwise determines that it is insecure hereunder.

Termination of this Agreement shall not affect the rights and obligations of the parties hereunder with respect to transactions occurring on or prior to the date of such termination, and this Agreement shall continue to govern the rights and obligations of the parties hereto with respect to accounts purchased by MCF from Seller on or prior to the date of such termination.  All security interests granted or contemplated by this Agreement shall survive the termination of this Agreement until all amounts payable to MCF with respect to transactions occurring on or prior to the date of termination have been paid to MCF, and Seller has performed all its obligations to MCF with respect to such transactions and all obligations under this Agreement including but not limited to payment of any fees owing hereunder.

14.

Notice of Proposed Refinancing.  Seller hereby agrees that in the event (a) Seller receives a written proposal from any third party to provide financing or factoring (“Proposed Refinancing”), (b) the terms of the Proposed Refinancing are acceptable to Seller, and (c) Seller is considering accepting the Proposed Refinancing from the offeror (“Offeror”), Seller will immediately advise MCF in writing of the identity of the Offeror, the complete terms and conditions of the Proposed Refinancing and provide MCF a full and complete copy of all written correspondence between Seller and Offeror describing the Proposed Refinancing.  Seller agrees not to accept the Proposed Refinancing from the Offeror until at least 10 business days after delivery of the foregoing items to MCF.

15.

Attorney’s Fees, Litigation Expense.  Seller agrees to reimburse MCF upon demand for MCF's attorneys' fees, court costs and other fees and expenses incurred in collecting any sums due or to become due to MCF hereunder, enforcing any of MCF's rights under this Agreement and all actions taken by MCF that it deems necessary or desirable under the Bankruptcy Code or should any provisions of the Bankruptcy Code be applicable to any rights or obligations of any party to this Agreement, as well as all appearances, motions and actions to which MCF may be or become a party in any bankruptcy case.

16.

Governing Law; Venue; Submission to Jurisdiction.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF, EXCEPT TO THE EXTENT PERFECTION AND THE EFFECT OF PERFECTION OR NON-PERFECTION OF THE SECURITY INTEREST GRANTED HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL, ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF TEXAS.  NOTWITHSTANDING THE FOREGOING, IN THE EVENT THAT ANY COURT SHOULD DETERMINE THAT THIS ACCOUNT PURCHASE TRANSACTION IS A LOAN OR THAT ANY OF THE DISCOUNTS OR FEES SET FORTH HEREIN ARE INTEREST, OR A CHARGE FOR THE USE, FOREBEARANCE OR DETENTION OF MONEY, THEN AND IN SUCH EVENT, THE LAWS OF THE STATE OF ARIZONA, AS FAR AS THE MAXIMUM SALE OF INTEREST AND USURY, SHALL APPLY.  MCF IS A WHOLLY﷓OWNED SUBSIDIARY OF MERIDIAN BANK, N.A., WHICH HAS ITS HOME OFFICE IN ARIZONA.  THEREFORE, TEXAS LAWS AND THE LAWS OF OTHER STATES, EXCEPT ARIZONA, ARE PREEMPTED BY THE NATIONAL BANK ACT, 12 U.S.C. §§ 21, ET SEQ., AND THE REGULATIONS PROMULGATED THEREUNDER.  ACCORDINGLY, THE LAWS OF THE STATE OF ARIZONA IN EFFECT AS OF THE DATE OF EXECUTION OF THE AGREEMENT REGARDING MAXIMUM RATES OF INTEREST AND USURY, A.R.S. §§ 44 – 1201, ET SEQ., (AS AMENDED FROM TIME TO TIME) SHALL GOVERN THIS AGREEMENT. THIS AGREEMENT IS PERFORMABLE BY THE PARTIES IN TARRANT COUNTY, TEXAS.  SELLER AND MCF EACH AGREE THAT THE STATE COURTS OF TARRANT COUNTY, TEXAS SHALL BE THE EXCLUSIVE VENUE FOR LITIGATION OF ANY DISPUTE OR CLAIM ARISING UNDER OR RELATING TO THIS AGREEMENT, AND THAT SUCH COUNTY IS A CONVENIENT FORUM IN WHICH TO DECIDE ANY SUCH DISPUTE OR CLAIM.  SELLER AND MCF EACH CONSENT TO THE PERSONAL JURISDICTION OF THE STATE COURTS LOCATED IN TARRANT COUNTY, TEXAS FOR THE LITIGATION OF ANY SUCH DISPUTE OR CLAIM.  SELLER IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF

THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

17.

Waiver of Jury Trial.  SELLER AND MCF EACH HEREBY IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY AT ANY TIME ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR ASSOCIATED HEREWITH.

18.

Amendments; Waivers.  This Agreement may be amended only in writing signed by the parties hereto.  No failure on the part of MCF to exercise, and no delay by MCF in exercising, and no course of dealing by MCF with respect to, any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder by MCF preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The remedies of MCF hereunder are cumulative and not exclusive of any remedies provided by law.

19.

Notices.  All notices and other communications provided for herein shall be given or made in writing and telecopied or delivered by courier or mail to the intended recipient at the “Address for Notices” specified opposite its name on the signature page hereto, or at such other address or telecopy number as shall be designated by a party to the other party in the manner specified in this Section.  All such notices and other communications shall be deemed to have been duly given when transmitted by telecopier (with receipt thereof confirmed by telecopier) or personally delivered or, in the case of a mailed notice, upon deposit in the United States Postal System postage prepaid and properly addressed, in each case given or addressed as aforesaid.

20.

Indemnification.  Seller agrees to indemnify, defend and hold the Indemnified Persons harmless from and against any and all loss, liability, obligation, damage, penalty, judgment, claim, deficiency and expense (including interest, penalties, attorneys’ fees and amounts paid in settlement) owing to any third party to which any Indemnified Person may become subject arising out of or based upon this Agreement as well as any prior relationship of Seller with any Indemnified Person, WHETHER BY ALLEGED OR ACTUAL NEGLIGENCE OF ANY INDEMNIFIED PERSON, except and to the extent caused by the gross negligence or willful misconduct of any Indemnified Person.

21.

Waiver and Release.  Seller, by its execution of this Agreement, does hereby covenant, warrant and represent that (i) Seller is not in default and no default exists under any prior agreements or transactions with MCF, (ii) Seller releases, relinquishes and waives any and all defenses to the enforceability of any prior agreements or transactions with MCF in connection therewith to which Seller may have otherwise been entitled as of the date hereof, (iii) Seller relinquishes, waives and releases MCF from any and all claims known or unknown which Seller may or might have against MCF arising directly or indirectly out of or from any prior agreements or transactions between Seller and MCF, (iv) the benefit received and to be received by Seller as a result of this Agreement shall and does constitute sufficient and valuable consideration to Seller for entering into and performing its obligations under this Agreement, (v) the execution, delivery and performance by Seller of this Agreement and the consummation of the transaction contemplated thereby are (a) not prohibited by any indenture, contract or agreement, law or corporate or partnership documents, including, but not limited to the Bylaws and Articles of Incorporation or Certificate of Incorporation, as the case may be, if Seller is a corporation, or Seller’s partnership agreement, if Seller is a partnership, (b) duly authorized by appropriate action of Seller, and (c) legally valid and binding obligations of Seller and will continue to be such and enforceable against the Seller according to their terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally), (vi) that this Agreement will be executed and delivered by properly authorized officers of Seller, (vii) MCF has no obligation to continue the prior agreements or enter into this Agreement except for the considerations herein expressed, and (viii) the representations and warranties set forth herein will survive the execution and delivery of this Agreement.

22.

Captions; Final Agreement; Counterparts; Successors and Assigns.  Captions and headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.  This Agreement represents the final agreement between the parties hereto with respect to the subject matter hereof, and supersedes all prior proposals, negotiations, agreements and understandings, oral or written, related to such subject matter.  This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.  Delivery of an executed counterpart of this Agreement by telecopy shall be equally as effective as delivery of a manually executed counterpart of this Agreement.  Any party delivering an executed counterpart of this Agreement by telecopy also shall deliver a manually executed counterpart of this Agreement but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.  This Agreement may not be assigned by Seller without the prior written consent of MCF.  This Agreement may be assigned by MCF, and any accounts purchased by MCF hereunder, together with all rights and interests related thereto granted to MCF hereunder, may be assigned by MCF, all without notice to or the consent of Seller.  This Agreement shall be binding upon the parties hereto and their respective successors and permitted assigns.

23.

Effectiveness of Agreement.  This Agreement shall become effective only upon acceptance by MCF at its offices in Fort Worth, Tarrant County, Texas as evidenced by MCF’s signature hereon.

24.

Account Purchase Transaction.  Seller and MCF acknowledge and agree that the sale of accounts contemplated and covered hereby are fully intended by the parties hereto as true sales and purchases of accounts governed by the provisions of Section 306.103 of the Texas Finance Code and Section 9.109(e) of the Texas Business and Commerce Code, as each may be amended from time to time, and, accordingly, legal and equitable title in all of Seller’s accounts sold to and purchased by MCF from time to time hereunder will pass to MCF.

25.

Expenses.  MCF shall be entitled to reimbursement upon demand for all out of pocket expenses incurred by MCF in the course of performing its functions with respect to this Agreement, including without limitation, the following:  lock box charges, long-distance telephone charges, postage, credit reports, wire transfers, insufficient funds charges, check copying charges, overnight mail delivery, UCC and tax lien searches and filing fees.  Seller hereby authorizes MCF, in MCF’s sole discretion, to collect such expenses (i) by reducing the Initial Payment; (ii) by deducting such amounts from the Residual Payments (Reserve); (iii) debiting the Debit Account; or (iv) by using any combination of the foregoing.  This authorization shall not affect Seller's obligation to pay such sums to MCF on demand.

IN WITNESS WHEREOF, the parties hereto, heretofore duly authorized, have executed this Agreement as of the date first set forth above.

Address for Notices:		SELLER: ADSOUTH MARKETING, LLC
11872 LA GRANGE AVENUE – 1ST FLOOR	By:	MFC Development Corp., its sole Member
LOS ANGELES, CA 90025
Telecopy No.: 310-575-4044
	By:	/s/ Nancy Duitch
	Name:	Nancy Duitch
	Title:	CEO

Address for Notices:		MARQUETTE COMMERCIAL FINANCE, INC.
801 CHERRY STREET
SUITE 3400	By:	/s/ Melissa K. Vance
FORT WORTH, TEXAS 76102	Name:	Melissa K. Vance
Telecopy No.: (817) 258-6107	Title:	Legal Administrator
	Date:	November 8, 2006

STATE OF ______________________

COUNTY OF ____________________

The foregoing instrument was acknowledged before me this ____ day of July, 2006, by Nancy Duitch as CEO of MFC Development Corp., acting as sole Member of Adsouth Marketing, LLC.

Witness my hand and official seal.

My Commission expires: _____________________________

________________________________________________

(Notary Public)

SCHEDULE A

TO

ACCOUNT TRANSFER AND PURCHASE AGREEMENT

Dated July 13, 2006

By and Between

MARQUETTE COMMERCIAL FINANCE, INC.

AND

ADSOUTH MARKETING, LLC

The addresses of any other locations of Collateral referenced in Section 9:

none

Any trade or assumed names referenced in Section 9:

None